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                                                                   Exhibit 21.1

21.1  Subsidiaries

   As of December 31, 2001, all of the below listed direct of indirect subsidiaries of Ventiv Health, Inc. and their direct and indirect subsidiaries will be, either directly or indirectly, 100% owned by Ventiv Health, Inc.

 Legal Entity               Incorporation State       Country
 ------------               -------------------       -------
 Health Products Research,
  Inc.                      New Jersey                US
 Imedex USA, Inc.           Georgia                   US
 MMD, Inc.                  New Jersey                US
 PromoTech Research
  Associates, Inc.          Colorado                  US
 Scientific Exchange, Inc.  Connecticut               US
 Ventiv Health
  Communications, Inc.      Delaware                  US
 Ventiv Health U.S. Sales,
  Inc.                      New Jersey                US
 Halliday Jones Sales
  Limited                                             UK
 Health Products Research
  (UK) Limited                                        UK
 Kestrel Healthcare Limited                           UK
 Rapid Deployment Group
  Limited                                             UK
 Rapid Deployment Limited                             UK
 Ventiv Healthcare Services                           UK
 Ventiv Limited                                       UK
 Houdstermaatschappij
  Boussauw Holding, B.V.                              Netherlands
 Imedex Holding, B.V.                                 Netherlands
 Imedex Netherlands                                   Netherlands
 Silver Blue Holding, B.V.                            Netherlands
 RDL Magyarorszag KFT                                 Hungary
 Co-Pharma Aufsendienst
  GmbH (LLC)                                          Germany
 MKM Infothek Gesellschaft
  fur Marktanalysen mbH                               Germany
 MKM Marketinginstitut
  GmbH (LLC)                                          Germany
 MKM Verlagsgesellschaft
  mbH                                                 Germany
 Ventiv Health Germany GmbH                           Germany
 Ventiv Health Germany
  Verwaltungs GmbH                                    Germany
 Actipharm SARL                                       France
 Laboratorie Socopharm SARL                           France
 Marques Pharma S.A.                                  France
 S.A. Hotel Royal Navarin                             France
 S.A. Sogesphar                                       France
 Ventiv Health Services
  France                                              France
 Ventiv Medical Services
  France                                              France

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